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                                           Conformed Copy







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                           WEIRTON STEEL CORPORATION

                                      AND


                         BANKERS TRUST COMPANY, Trustee


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of July 25, 1995

                             ____________________


                         11-1/2% Senior Notes Due 1998

                             ____________________

             Supplementing the Indenture Dated as of March 1, 1993


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        FIRST SUPPLEMENTAL INDENTURE, dated as of July 25, 1995 between
Weirton Steel Corporation, a Delaware corporation (the "Issuer"), and Bankers Trust Company, a New York banking corporation (the "Trustee").

        WHEREAS, the Issuer and the Trustee executed the Indenture, dated as of March 1, 1993 (the "Indenture"), providing for the issuance thereunder by the Issuer, and the authentication and delivery by the Trustee, of the Issuer's 11-1/2% Senior Notes due 1998 (the "Securities"); and

        WHEREAS, the Issuer has decided to amend certain definitions and covenants set forth in the Indenture; and

        WHEREAS, the Issuer has determined that Section 7.2 of the Indenture authorizes the Issuer and the Trustee, with the consent of not less than a majority in aggregate principle amount outstanding of the Securities, to amend the Indenture as provided herein; and

        WHEREAS, the Issuer, by appropriate corporate action, has determined to amend the Indenture in the manner described below and has completed all acts and proceedings required by law, by the Indenture and by the Restated Certificate of Incorporation and By-laws of the Issuer, including, without limitation, the solicitation and receipt of the consent of a majority in aggregate principal amount outstanding of the Securities (which are all of the consents necessary for the execution and delivery of this First Supplemental Indenture), to authorize and constitute this First Supplemental Indenture a valid and binding agreement in accordance with the terms hereof.

        NOW THEREFORE, in consideration of the foregoing, the Issuer covenants and agrees with the Trustee, for the equal and proportional benefit of the respective holders from time to time of the Securities, as follows:

        1.   Amendment to Section 1.1 of the Indenture:

        (a) The definition of "Allowable Payment" shall be deleted in its entirety.

        (b)  The definition of "Consolidated Fixed Charges" contained in
Section 1.1 of the Indenture, which currently provides:

             "Consolidated Fixed Charges" means, for any period, the sum of
   (a) the interest expense of the






















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   Issuer and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (b) interest incurred during the period and capitalized by the Issuer in accordance with GAAP and (c) dividends in respect of the Issuer's Preferred Stock, Series B, issued to Cleveland-Cliffs Inc, to the extent such dividends constitute Permitted Payments. For purposes of clause (c) of the preceding sentence, dividends shall be deemed to be an amount equal to the actual dividends times a fraction, the numerator of which is one and the denominator of which is one minus the applicable actual combined federal, state and local income tax rate (but without giving effect to any alternative minimum tax imposed by Section 55 of the Internal Revenue Code of 1986, as amended) of the Issuer and its Subsidiaries, on a consolidated basis (expressed as a decimal), for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Fixed Charges.

Is hereby amended to provide as follows:

             "Consolidated Fixed Charges" means, for any period, the sum of
   (a) the net interest expense of the Issuer and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and (b) interest incurred during the period and capitalized by the Issuer in accordance with GAAP.

        (c) the definition of "Disqualified Stock" contained in Section 1.1 of the Indenture, which currently provides:

             "Disqualified Stock" means any Capital Stock (i) that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities or
   (ii) upon which the Issuer or any of its Subsidiaries has a contractual obligation to compensate the holder thereof for losses incurred upon the sale or other disposition thereof; provided that any portion or series of such Capital Stock which by its terms, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund or otherwise, no earlier than the day following the

























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   maturity date of the Securities shall not constitute Disqualified Stock; and
   provided further, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuer to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring on or prior to the maturity date of the Securities shall not constitute Disqualified Stock if (i) the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of
   Section 3.16 and (ii) such Capital Stock specifically provides that the Issuer will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuer's repurchase of such Securities as are required to be repurchased pursuant to the provisions of Section 3.16; and provided further that any Rolling Preferred Stock shall not constitute Disqualified Stock if the terms of such Rolling Preferred Stock satisfy the requirements set forth in clauses (i) and (ii) in the second proviso of this definition.

Is hereby amended to provide as follows:

             "Disqualified Stock" means any Capital Stock (i) that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities or
   (ii) upon which the Issuer or any of its Subsidiaries has a contractual obligation to compensate the holder thereof for losses incurred upon the sale or other disposition thereof; provided that any portion or series of such Capital Stock which by its terms, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund or otherwise, no earlier than the day following the maturity date of the Securities shall not constitute Disqualified Stock; and provided further, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuer to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring on or prior to the maturity date of the Securities shall not constitute Disqualified Stock if (i) the change in control provisions applicable to such Capital Stock are no more favorable to the holders

























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   of such Capital Stock than the provisions of Section 3.16 and (ii) such
   Capital Stock specifically provides that the Issuer will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuer's repurchase of such Securities as are required to be repurchased pursuant to the provisions of Section 3.16.

        (d)  The definition of "Permitted Indebtedness" contained in Section
1.1 of the Indenture, which currently provides:

             "Permitted Indebtedness" means (i) Indebtedness of the Issuer and its Subsidiaries outstanding immediately following the issuance of the Securities and the application of the proceeds of the Securities in the manner set forth under "Use of Proceeds" in the Prospectus, including Indebtedness of the Issuer's 1989 ESOP guaranteed by the Issuer even if acquired by the Issuer; (ii) the Securities; (iii) Indebtedness in respect of obligations of the Issuer to the Trustee under this Indenture; (iv) intercompany debt obligations (including intercompany notes) of the Issuer and each of its Subsidiaries; provided, however, that the obligations of the Issuer to any of its Subsidiaries with respect to such Indebtedness shall be subject to a subordination agreement between the Issuer and its Subsidiaries providing for the subordination of such obligations in right of payment from and after such time as all Securities issued and outstanding shall become due and payable (whether at stated maturity, by acceleration or otherwise) to the payment and performance of the Issuer's obligations under the Indenture and the Securities; provided further, that any Indebtedness of the Issuer or any Subsidiary owed to any other Subsidiary that ceases to be a Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of Section 3.9 at the time the Subsidiary in question ceased to be a Subsidiary; (v) Indebtedness of the Issuer under any Currency Agreements, Commodity Agreements or Interest Protection Agreements; (vi) additional Indebtedness of the Issuer or its Subsidiaries the aggregate principal amount of which does not exceed $100,000,000; and (vii) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in each of the foregoing clauses (i)-(vi) (collectively, "Refinancing Indebtedness"); provided that (A) the original issue amount of the Refinancing Indebtedness shall not exceed the maximum principal amount (following the date of the Indenture and the

























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   application of the net proceeds of the Securities in accordance with the manner described under "Use of Proceeds" in the Prospectus) and accrued interest of this Indebtedness to be repaid (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the incurrence of the Refinancing Indebtedness less the amount of any prepayments on or prior to the date of the Indenture and any prepayments made applying the net proceeds of the Securities), plus the reasonable fees and expenses directly incurred in connection with such Refinancing Indebtedness, (B) Refinancing Indebtedness incurred by any Subsidiary shall not be used to repay or refund outstanding Indebtedness of the Issuer or any other Subsidiary, and (C) with respect to any Refinancing Indebtedness that refinances Indebtedness ranking junior in right of payment to the Securities, (1) the Refinancing Indebtedness does not require any principal payments prior to the maturity of the Securities and has an average weighted life that is equal to or greater than the average weighted life of the Securities and (2) the Refinancing Indebtedness is subordinated to the Securities to the same or greater extent and on substantially the same terms or terms more favorable to the holder of the Securities.

Is hereby amended to provide as follows:

             "Permitted Indebtedness" means (i) Indebtedness of the Issuer and its Subsidiaries outstanding immediately following the issuance of the Securities and the application of the proceeds of the Securities in the manner set forth under "Use of Proceeds" in the Prospectus, including Indebtedness of the Issuer's 1989 ESOP guaranteed by the Issuer even if acquired by the Issuer; (ii) the Securities; (iii) Indebtedness in respect of obligations of the Issuer to the Trustee under this Indenture;
   (iv) Permitted Working Capital indebtedness; (v) intercompany debt obligations (including intercompany notes) of the Issuer and each of its Subsidiaries; provided, however, that the obligations of the Issuer to any of its Subsidiaries with respect to such Indebtedness shall be subject to a subordination agreement between the Issuer and its Subsidiaries providing for the subordination of such obligations in right of payment from and after such time as all Securities issued and outstanding shall become due and payable (whether at stated maturity, by acceleration or otherwise) to the payment


























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   and performance of the Issuer's obligations under the Indenture and the
   Securities; provided further, that any Indebtedness of the Issuer or any Subsidiary owed to any other Subsidiary that ceases to be a Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of Section 3.9 at the time the Subsidiary in question ceased to be a Subsidiary; (vi) Indebtedness of the Issuer under any Currency Agreements, Commodity Agreements or Interest Protection Agreements; (vii) additional Indebtedness of the Issuer or its Subsidiaries the aggregate principal amount of which does not exceed $100,000,000; and (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in each of the foregoing clauses (i)-(vii) (collectively, "Refinancing Indebtedness"); provided that (A) the original issue amount of the Refinancing Indebtedness shall not exceed the maximum principal amount (following the date of the Indenture and the application of the net proceeds of the Securities in accordance with the manner described under "Use of Proceeds" in the Prospectus) and accrued interest of this Indebtedness to be repaid (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the incurrence of the Refinancing Indebtedness less the amount of any prepayments on or prior to the date of the Indenture and any prepayments made applying the net proceeds of the Securities), plus the reasonable fees and expenses directly incurred in connection with such Refinancing Indebtedness, (B) Refinancing Indebtedness incurred by any Subsidiary shall not be used to repay or refund outstanding Indebtedness of the Issuer or any other Subsidiary, and (C) with respect to any Refinancing Indebtedness that refinances Indebtedness ranking junior in right of payment to the Securities, (1) the Refinancing Indebtedness does not require any principal payments prior to the maturity of the Securities and has an average weighted life that is equal to or greater than the average weighted life of the Securities and (2) the Refinancing Indebtedness is subordinated to the Securities to the same or greater extent and on substantially the same terms or terms more favorable to the holder of the Securities.

        (e)  The definition of "Permitted Joint Venture" contained in Section
1.1 of the Indenture, which currently provides:




























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             "Permitted Joint Venture" means the interest of the Issuer in any corporation, association or other business entity of which 50% or less, but not less than 10%, of the total Voting Stock or other interest is at the time owned or controlled, directly or indirectly, by the Issuer or one or more of its Subsidiaries or a combination thereof, provided that such corporation, association or entity is engaged in the business or businesses of the Issuer on the Issue Date or any related business.

Is hereby amended to provide as follows:

             "Permitted Joint Venture" means the interest of the Issuer in any corporation, association or other business entity of which 50% or less, but not less than 10%, of the total Voting Stock or other interest is at the time owned or controlled, directly or indirectly, by the Issuer or one or more of its Subsidiaries or a combination thereof, provided that such corporation, association or entity is engaged in the business or businesses of the Issuer or any related business.

        (f) The definition of "Permitted Liens" contained in Section 1.1 of the Indenture, which currently provides:

             "Permitted Liens" means (a) Liens on Property of, or any shares of stock of or debt of, any corporation existing at the time such corporation becomes a Subsidiary or at the time such corporation is merged into the Issuer or a Subsidiary, (b) Liens in favor of the Issuer or any Subsidiary, (c) Liens in favor of governmental bodies to secure progress or advance payments, (d) Liens securing industrial revenue or pollution control bonds, (e) Liens upon the accounts receivable and related intangibles of the Issuer or any Subsidiary securing Indebtedness of the Issuer or such Subsidiary, (f) statutory Liens or landlords' and carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (g) any extensions, renewals or replacements of Liens referred to in clauses
   (a) through (f) above.

Is hereby amended to provide as follows:
























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

             "Permitted Liens" means (a) Liens on Property of, or any shares of stock of or debt of, any corporation existing at the time such corporation becomes a Subsidiary or at the time such corporation is merged into the Issuer or a Subsidiary, (b) Liens in favor of the Issuer or any Subsidiary, (c) Liens in favor of governmental bodies to secure progress or advance payments, (d) Liens securing industrial revenue or pollution control bonds, (e) Liens upon the accounts receivable and related intangibles and inventory of the Issuer or any Subsidiary securing Permitted Working Capital Indebtedness of the Issuer or such Subsidiary,
   (f) statutory Liens or landlords' and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (g) any extensions, renewals or replacements of Liens referred to in clauses (a) through (f) above.

        (g) The definition of "Permitted Payments" contained in Section 1.1 of the Indenture, which currently provides:

             "Permitted Payments" means, with respect to the Issuer or any of its Subsidiaries, (i) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock); (ii) any dividend or other distribution with respect to Capital Stock payable to the Issuer by any of its Subsidiaries or by a Subsidiary to another Subsidiary; (iii) payments made by the Issuer in satisfaction of any put obligation imposed on the Issuer by Section 409 of the Internal Revenue Code of 1986, as amended, and any successor provision, relating to shares of the Issuer's Preferred Stock, Series A, authorized and issued on or before the Issue Date and held in the Issuer's 1989 ESOP; and (iv) dividend payments on the Issuer's Preferred Stock, Series B, issued to Cleveland-Cliffs Inc, to the extent such Preferred Stock is issued and outstanding on the Issue Date and has only rights and privileges with respect to dividends set forth in the Certificate of Designation relating thereto on file with the Secretary of State of the State of Delaware on the Issue Date.

























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Is hereby amended to provide as follows:

             "Permitted Payments" means, with respect to the Issuer or any of its Subsidiaries, (i) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock); (ii) any dividend or other distribution with respect to Capital Stock payable to the Issuer by any of its Subsidiaries or by a Subsidiary to another Subsidiary; and (iii) payments made by the Issuer in satisfaction of any put obligation imposed on the Issuer by Section 409 of the Internal Revenue Code of 1986, as amended, and any successor provision, relating to shares of the Issuer's Preferred Stock, Series A, authorized and issued on or before the Issue Date and held in the Issuer's 1989 ESOP.

        (h) Section 1.1 of the Indenture is hereby amended to add thereto the following definition:

             "Permitted Working Capital Indebtedness" means indebtedness of the Issuer or any of its Subsidiaries pursuant to a credit facility, the principal amount outstanding under which shall not exceed, on the date such indebtedness is incurred, 80% of the accounts receivable as reflected on the consolidated financial statements of the Issuer and 50% of the inventory as reflected on the consolidated financial statements of the Issuer and which indebtedness is secured by such accounts receivable or inventory.

        (i) The definition of "Rolling Preferred Stock" shall be deleted in its entirety.

        2.   Amendment to Section 3.9 of the Indenture.

        The first paragraph of Section 3.9 of the Indenture, which currently provides:

             SECTION 3.9 Limitations on Indebtedness. The Issuer will not, and will not permit any Subsidiary to, create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, or permit any Subsidiary to issue any Preferred Stock; provided the Issuer may incur, and may permit any























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   Subsidiary to incur, Indebtedness (including Acquired Indebtedness) if (a) at the time of such event and after giving effect thereto, on a pro forma basis, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the four fiscal quarters immediately preceding such event for which financial information is available consistent with the Issuer's prior practice, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation, would have been greater than
   1.80 to 1, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

Is hereby amended to read as follows:

             SECTION 3.9 Limitations on Indebtedness. The Issuer will not, and will not permit any Subsidiary to, create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, or permit any Subsidiary to issue any Preferred Stock; provided the Issuer may incur, and may permit any Subsidiary to incur, Indebtedness (including Acquired Indebtedness) if (a) at the time of such event and after giving effect thereto, on a pro forma basis, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the four fiscal quarters immediately preceding such event for which financial information is available consistent with the Issuer's prior practice, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation, would have been greater than
   1.75 to 1, and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.



























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

        3.   Amendment to Section 3.10 of the Indenture.

        Section 3.10 of the Indenture, which currently provides:

             SECTION 3.10 Limitations on Restricted Payments. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

             (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

             (b) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments (the fair market value of any such Restricted Payment if other than cash as determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of such Board) declared or made after the Issue Date does not exceed the greater of (i) $5,000,000 or (ii) the sum of (A) 50% of the Consolidated Net Income of the Issuer on a cumulative basis during the period (taken as one accounting period) from and including the first full fiscal quarter of the Issuer after the Issue Date and ending on the last day of the Issuer's last fiscal quarter ending prior to the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit minus 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds of, and the fair market value of marketable securities (as determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of such Board) received by the Issuer from, the issue or sale after the Issue Date of Capital Stock of the Issuer (other than the issue or sale of (x) Disqualified Stock, (y) Capital Stock of the Issuer to any Subsidiary of the Issuer or (z) Capital Stock convertible (whether at the option of the Issuer or the holder thereof or upon the happening of any event) into any security other than its Capital Stock) and any Indebtedness or other securities of the Issuer convertible into or exercisable for Capital Stock (other than Disqualified Stock) of the Issuer which has been so converted or exercised, as the case may be, minus (C) the aggregate of all Allowable Payments


























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

   declared or made since the Issue Date plus (D) $5,000,000;

   provided that, notwithstanding the foregoing, (I) the Issuer shall be permitted to make Permitted Payments and Allowable Payments and (II) the Issuer and any Subsidiary shall be permitted to make Investments in Permitted Joint Ventures if at the time of such Investment and after giving effect thereto, on a pro forma basis, (X) the Issuer could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to clause (a) of Section 3.9 (assuming for purposes of such calculation, if such Investment is made other than with borrowed funds or funds obtained from the issuance of Capital Stock specifically for the purpose of such Investment, that the Issuer incurred Indebtedness in an amount equal to such Investment bearing interest at the weighted average rate of interest paid by the Issuer on its outstanding Indebtedness during the four fiscal quarters most recently ended), (Y) the aggregate amount of Investments made pursuant to this clause (II), less the aggregate amount of dividends, other distributions of earnings and returns of capital received by the Issuer from such Permitted Joint Ventures in cash, does not exceed $30,000,000 and
   (Z) no Default or Event of Default shall have occurred and be continuing; and provided further that the foregoing clause (b) shall not prevent the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this covenant.

Is hereby amended to read as follows:

             SECTION 3.10 Limitations on Restricted Payments. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless:

             (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

             (b) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments (the fair market value of any such Restricted Payment if other than cash as determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of such
























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

        Board) declared or made after the Issue Date does not exceed the greater of (i) $5,000,000 or (ii) the sum of (A) 50% of the Consolidated Net Income of the Issuer on a cumulative basis during the period (taken as one accounting period) from and including April 1, 1993 and ending on the last day of the Issuer's last fiscal quarter ending prior to the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds of, and the fair market value of marketable securities (as determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of such Board) received by the Issuer from, the issue or sale after March 1, 1993 of Capital Stock of the Issuer (other than the issue or sale of
        (x) Disqualified Stock, (y) Capital Stock of the Issuer to any Subsidiary of the Issuer or (z) Capital Stock convertible (whether at the option of the Issuer or the holder thereof or upon the happening of any event) into any security other than its Capital Stock) and any Indebtedness or other securities of the Issuer convertible into or exercisable for Capital Stock (other than Disqualified Stock) of the Issuer which has been so converted or exercised, as the case may be, minus (C) $25 million in respect of the redemption of the Issuer's Preferred Stock, Series B, in September 1994 plus (D) $5,000,000;

   provided that, notwithstanding the foregoing, (I) the Issuer shall be permitted to make Permitted Payments and (II) the Issuer and any Subsidiary shall be permitted to make Investments in Permitted Joint Ventures if at the time of such Investment and after giving effect thereto, on a pro forma basis, (X) the Issuer could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to clause (a) of Section 3.9 (assuming for purposes of such calculation, if such Investment is made other than with borrowed funds or funds obtained from the issuance of Capital Stock specifically for the purpose of such Investment, that the Issuer incurred Indebtedness in an amount equal to such Investment bearing interest at the weighted average rate of interest paid by the Issuer on its outstanding Indebtedness during the four fiscal quarters most recently ended), (Y) the aggregate amount of Investments made pursuant to this clause (II), less the aggregate amount of dividends, other





























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

   distributions of earnings and returns of capital received by the Issuer from such Permitted Joint Ventures in cash, does not exceed $50,000,000 and (Z) no Default or Event of Default shall have occurred and be continuing; and provided further that the foregoing clause (b) shall not prevent the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this covenant.

        4.   Amendment to Section 3.12 of the Indenture.

        Subsections (a) and (b) of Section 3.12 of the Indenture, which currently provide:

             SECTION 3.12 Restrictions on Disposition of Assets of the Issuer. (a) Subject to the provisions of Section 8.1, the Issuer will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless (i) the Issuer (or the Subsidiary, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of such Board),
   (ii) not less than 75% of the consideration received by the Issuer (or the Subsidiary, as the case may be) is in the form of cash or Cash Equivalents and (iii) the Net Cash Proceeds of the Asset Disposition are within 180 days, at the Issuer's election, (A) invested in the business or businesses of the Issuer as of the Issue Date or any related business, or (B) to the extent not so invested are applied (1) to make an Asset Disposition Offer to purchase the Securities (on a pro rata basis if the amount available for such repurchase is less than the outstanding principal amount of the Securities) (2) or to the payment of principal of and interest on any other Indebtedness which is pari passu with the Securities, at a purchase price of 100% of the principal amount thereof plus accrued interest to the date of repayment. Notwithstanding the foregoing, the Issuer and its Subsidiaries will not be required to apply any Net Cash Proceeds in accordance with this provision except to the extent that the aggregate gross proceeds from all Asset Dispositions which are not applied in accordance with this provision exceed $25,000,000.

        (b) In the event that the Issuer elects to purchase Securities pursuant to Section 3.12(a)(iii)(B)(1) above, the Issuer will purchase Securities tendered pursuant to a tender offer by the Issuer for the Securities (the "Asset Disposition Offer") at a purchase price of 100% of the principal amount of the Securities plus accrued interest to the Purchase Date (as defined below) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in
   Section 3.12(c). If the aggregate purchase price of Securities tendered pursuant to the Asset Disposition Offer is less than the Net Cash Proceeds allotted to the purchase of the Securities, the Issuer shall apply the remaining Net Cash Proceeds in accordance with clauses (A) and (B)(2) of
   Section 3.12(a)(iii) above.

Are hereby amended to read as follows:

             SECTION 3.12  Restrictions on Disposition of
   Assets of the Issuer. (a) Subject to the provisions of Section 8.1, the Issuer will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless (i) the Issuer (or the Subsidiary, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Issuer's management if the consideration is less than $200,000 or, if the consideration is greater than $200,000, as determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of such Board; provided, that no resolution of the Board shall be required in connection with the disposition of approximately 200 contiguous acres adjacent to the Issuer's headquarters at 400 Three Springs Drive, Weirton, West Virginia, as depicted on Exhibit H hereto, (ii) not less than 75% of the consideration received by the Issuer (or the Subsidiary, as the case may be) is in the form of cash or Cash Equivalents and (iii) the Net Cash Proceeds of the Asset Disposition are within 270 days, at the Issuer's election, (A) invested in the business or businesses of the Issuer as of the Issue Date or any related business, or (B) to the extent not so invested are applied (1) to make an Asset Disposition Offer to purchase the Securities (on a pro rata basis if the amount available for such repurchase is less than the outstanding principal amount of the Securities) or (2) to any other Indebtedness which is pari passu with the Securities, at a purchase price of 100% of the principal amount thereof plus accrued interest to the date of repayment. Notwithstanding the foregoing, the Issuer and its Subsidiaries will not be required to apply any Net Cash Proceeds in accordance with this provision except to the extent that the aggregate gross proceeds from all Asset Dispositions which are not applied in accordance with this provision exceed $25,000,000.

        (b) In the event that the Issuer elects to purchase Securities pursuant to Section 3.12(a)(iii)(B)(1) above, the Issuer will purchase Securities tendered pursuant to a tender offer by the Issuer for the Securities (the "Asset Disposition Offer") in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 3.12(c). If the aggregate purchase price of Securities tendered pursuant to the Asset Disposition Offer is less than the Net Cash Proceeds allotted to the purchase of the Securities, the Issuer shall apply the remaining Net Cash Proceeds in accordance with clauses (A) and (B)(2) of Section 3.12(a)(iii) above.

        5.   Amendment to Section 3.13 of the Indenture.

        Section 3.13 of the Indenture, which currently provides:

             SECTION 3.13 Limitations on Liens. The Issuer will not, and will not permit any Subsidiary to, issue, assume or guarantee any Indebtedness secured by a Lien (other than a Permitted Lien) of or upon any Property of the Issuer or any Subsidiary or any shares of stock or debt of any Subsidiary which owns Property, whether such Property is owned at the date of the Indenture or thereafter acquired, without making effective provision whereby the Securities (together with, if the Issuer shall so determine, any other debt of the Issuer ranking equally with the Securities and then existing or thereafter created) shall be secured by such Lien equally and ratably with such Indebtedness, so long as such Indebtedness shall be so secured.

        Notwithstanding the foregoing, and subject to the provisions of
   Section 3.9, the Issuer or any Subsidiary may issue, assume or guarantee Indebtedness secured by a Lien without equally and ratably securing the Securities, provided that, after giving effect thereto, without duplication, the sum of (i) the aggregate amount of all outstanding Indebtedness secured by Liens so issued, assumed or guaranteed (excluding Indebtedness secured by Permitted Liens) plus (ii) the aggregate amount of Attributable Debt incurred by the Issuer or any Subsidiary in respect of sale and leaseback transactions plus (iii) the aggregate amount of Indebtedness (including Acquired Indebtedness and Permitted Indebtedness) of all Subsidiaries of the Issuer does not at such time exceed 10% of Consolidated Net Tangible Assets.

Is hereby amended to read as follows:

             SECTION 3.13 Limitation on Liens. The Issuer will not, and will not permit any Subsidiary to, issue, assume or guarantee any Indebtedness secured by a Lien (other than a Permitted Lien) of or upon any Property of the Issuer or any Subsidiary or any shares or debt of any Subsidiary which owns Property, whether such Property is owned at the date of the Indenture or thereafter acquired, without making effective provision whereby the Notes (together with, if the Issuer shall so determine, any other debt of the Issuer ranking equally with the Notes and then existing or thereafter created) shall be secured by such Lien equally and ratably with such Indebtedness, so long as such Indebtedness shall be so secured; provided that the foregoing prohibition shall not apply to (i) liens with respect to accounts receivable or inventory securing Permitted Working Capital Indebtedness or (ii) liens with respect to sale and leaseback transactions regarding the facility known as the "Number 9 Tandem Mill" or the facility known as the "Foster Wheeler Steam Generating Facility".

        Notwithstanding the foregoing, the Issuer or any Subsidiary may issue, assume or guarantee Indebtedness secured by a Lien without equally and ratably securing the Securities, provided that, after giving effect thereto, without duplication, the sum of (i) the aggregate amount of all outstanding Indebtedness secured by Liens so issued, assumed or guaranteed (excluding Indebtedness secured by Permitted Liens), plus (ii) the aggregate amount of Attributable Debt incurred by the Issuer or any Subsidiary in respect of sale and leaseback transactions, plus (iii) the aggregate amount of Indebtedness (including Acquired Indebtedness and Permitted Indebtedness) of all Subsidiaries of the Issuer does not at such time exceed 10% of Consolidated Net Tangible Assets.

        6.   Amendment to Section 3.14 of the Indenture.

        Section 3.14 of the Indenture, which currently provides:

             SECTION 3.14  Limitations on Sale and Leaseback Transactions.
   The Issuer will not and will not permit any Subsidiary to enter into any sale and leaseback transaction with respect to any Property (whether now owned or hereafter acquired) unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value (as determined by the Board of Directors of the Issuer) of such Property and unless the Issuer or such Subsidiary would be entitled under Sections 3.9 and 3.13, without equally and ratably securing the Securities, to issue, assume or guarantee debt secured by a mortgage on such Property in an amount at least equal to the Attributable Debt in respect of such sale and leaseback transaction; provided, however, that the foregoing prohibition does not apply to leases between the Issuer and a Subsidiary or between Subsidiaries.

Is hereby amended to provide as follows:

             SECTION 3.14  Limitations on Sale and Leaseback Transactions.
   The Issuer will not and will not permit any Subsidiary to enter into any sale and leaseback transaction with respect to any Property (whether now owned or hereafter acquired) unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value (as determined by the Board of Directors of the Issuer) of such Property and unless the Issuer or such Subsidiary would be entitled under the "Limitations on Liens" covenant, without equally and ratably securing the Notes, to issue, assume or guarantee debt secured by a mortgage on such property in an amount at least equal to the Attributable Debt in respect of such sale and leaseback transaction; provided, however, that the foregoing prohibition does not apply to (i) leases between the Issuer and a Subsidiary or between Subsidiaries or to sales and leasebacks with respect to the facility known as the "Number 9 Tandem Mill" or the facility known as the "Foster Wheeler Steam Generating Facility"; provided, that the Company must be able to incur, in respect of such sale and leaseback transactions, debt in an amount at least equal to the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) under Section 3.9 hereof.

        7.   Amendment to Section 3.16 of the Indenture.

   The last two paragraphs of Section 3.16 of the Indenture, which currently provide:

             As used herein, "Change of Control" means (i) any sale, lease or other transfer (in one transaction or a series of transactions) of 75% or more of the assets of the Issuer to any Person (other than a Wholly Owned Subsidiary of the Issuer); (ii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the 1984 ESOP, the 1989 ESOP or any other employee benefit plan of the Issuer) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
   Act) of Capital Stock of the Issuer representing more than 50% of the voting power of such Capital Stock; (iii) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Issuer; or
   (iv) the stockholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer.

             As used herein, "Continuing Director" means a director who either was a member of the Board of Directors of the Issuer on the date of the Indenture or who became a director of the Issuer subsequent to such date and whose election, or nomination for election by the Issuer's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Issuer, either by a specific vote or by approval of the proxy statement issued by the Issuer on behalf of the entire Board of Directors of the Issuer in which such individual is named as nominee for director.

Are hereby amended to read as follows:

        As used herein, "Change of Control" means (i) any sale, lease or other transfer (in one transaction or a series of transactions) of more than 75% of the assets of the Issuer to any Person (other than a Wholly Owned Subsidiary of the Issuer); (ii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the 1984 ESOP, the 1989

   ESOP or any other employee benefit plan of the Issuer) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Capital Stock of the Issuer representing more than 50% of the voting power of such Capital Stock; (iii) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Issuer; or (iv) the stockholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer.

        As used herein, "Continuing Director" means a director who either was a member of the Board of Directors of the Issuer on the date of the Indenture or who became a director of the Issuer subsequent to such date and whose election, or nomination for election by the Issuer's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Issuer.

        8. New York Law to Govern. This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

        9. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        10. Defined Terms and Effect of Headings. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Indenture. The Section headings herein are for convenience only and shall not affect the construction hereof.

        11. No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. The recitals contained herein shall be taken as statements of the Company and the Trustee accepts no responsibility for their correctness.

        12. Ratification. Except as expressly amended hereby, the Indenture and all exhibits thereto are in all respects ratified and confirmed and all of the terms, conditions and provisions therein shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes and every holder of

Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.


                            WEIRTON STEEL CORPORATION




Attest:                     By:    /s/ Richard K. Riederer
                            Name:  Richard K. Riederer
                            Title: President
       /s/ William R. Kiefer
Name:  William R. Kiefer
Title: Vice President-Law
       and Secretary

                            (SEAL)




                            BANKERS TRUST COMPANY,
                                 as Trustee


Attest:                     By:   /s/ Mark A. Woodward
                            Name: Mark A. Woodward
/s/ Susan Johnson           Title: Assistant Vice
Name: Susan Johnson                   President
Title: Assistant Vice President

                            (SEAL)